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                                                                  EXHIBIT 10.4.1

                       SIXTEENTH AMENDMENT TO ROHR, INC,
                           MANAGEMENT INCENTIVE PLAN
                               (RESTATED, 1982)

Pursuant to the provisions of Section 9, the Rohr, Inc., Management Incentive Plan (Restated 1982) (the "Plan") is hereby amended as follows:

1. Section 4(b) is hereby amended to delete the entire second, unnumbered paragraph containing Incentive Targets and substituting the following language:

     "Incentive Targets of Participants will be established by the Committee each Incentive Year."

2.   Section 11 is hereby amended in its entirety to read in full as follows:

     "SECTION 11 - VESTING PROVISIONS
     --------------------------------

     (a) In the event of a Change in Control of the Corporation, all rights under the Plan for any Participant who was an officer at the time of the Change in Control shall become fully vested, notwithstanding the subsequent amendment, suspension or termination of the Plan; and further provided, however, such vesting will not affect the exact amount of his award (which shall be determined as provided at Section 4, as modified by Section 11(b) hereof) or accelerate or otherwise affect the payment of his award (which shall continue to be determined as provided at Section 6); and further provided, however, that such vesting shall be conditioned in connection with said change in control, upon said officer not having obtained, except proportionately as a shareholder, a participatory interest in the ownership of the surviving corporation (in the case of merger or consolidation), in the ownership of the entity beneficially owning the requisite percentage of company stock (in the case of an entity owning 40 percent of Rohr), in the receipt of assets or earning power (in the case of a transfer of 50 percent or more of the assets or earning power) , or in loans, advances, guarantees, pledges or other financial assistance or tax credits obtained by the Acquiring Party referred to at sub-paragraph
          (c)(i)(D) hereof.

     (b) Following the end of the fiscal year in which a change in control occurs, then notwithstanding any other provision in the Plan,

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          the award for an officer shall not be less than the full amount of his
          Incentive Target, established for his grade at the beginning of the Incentive Year, multiplied by a fraction whose denominator is twelve and whose numerator is the number of full and partial months of the then-current fiscal year which shall have elapsed as of the later of the date of the Change in Control or of its legal consummation, as for example, the effective date of a merger. Notwithstanding the foregoing and notwithstanding the provisions of Section 11(a), in the event, after a Change in Control and prior to the payment of the incentive for such fiscal year, that an officer has either (x) a Voluntary Termination of his employment or (y) a Termination for Cause, then in either case, no payment shall be due under the Plan for such officer.

     (c)  For purposes of this Section, the following definitions will apply:

          (i)  "Change in Control" shall mean:

               (A) An agreement shall have been entered or a document signed providing for the merger, consolidation or liquidation of the Company; or

               (B) The beneficial ownership (the direct or indirect beneficial ownership for purposes of Section 13(d) of the Securities Exchange Act of 1934 (the "1934 Act") and Regulations 13D-G thereunder, or any comparable or successor law or regulation) of 20 percent or more of the Company's shares by any person or associated or affiliated group of persons (as defined by Rule 12b-2 of the General Rules and Regulations under the 1934 Act, as in effect on the date hereof); or

               (C) An agreement shall have been entered or a document signed providing for the sale, mortgage, lease or other transfer in one or more transactions (other than transactions in the ordinary course of business) of the assets or earning power aggregating more than 50 percent of the assets or earning power of the Company and its subsidiaries (taken as a whole) to any Person or associated or affiliated group of Persons; or

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                 (D)  Any Acquiring Person (as hereinafter defined) shall
                      receive the benefit, directly or indirectly (except proportionately as a shareholder or upon terms and conditions not less favorable to the Company than the Company would be able to obtain in arm's length negotiations with an unaffiliated party) of any loans, advances, guarantees, pledges or other financial assistance, or any tax credits or other tax advantage provided by the Company or its subsidiaries; or

                 (E) Change in Control shall also mean, and a Change of Control shall be deemed to have occurred, if at any time, the Board of Directors of the Company shall be composed of a majority of Directors which are not Continuing Directors.

          (ii) "Acquiring Person" shall mean any Person (as defined) who or which, together with all Affiliates and Associates (as such terms are defined in Rule 12b-2 of the General Rules and Regulations under the 1934 Act, as in effect on the date hereof) of such Person, shall be the Beneficial Owner (as defined in Rule 13d-3 of the General Rules and Regulations under the 1934 Act, as in effect on the date hereof) of 15 percent or more of the Voting Shares of the Company then outstanding; provided, however, that an Acquiring Person shall not include the Company, any wholly-owned subsidiary of the Company and any employee benefit plan of the Company or of a subsidiary of the Company or any Person holding Voting Shares of the Company for or pursuant to the terms of any such plan. For purposes of this paragraph, the percentage of the outstanding shares of Voting Shares of which a Person is a Beneficial Owner shall be calculated in accordance with said Rule 13d-3.

          (iii) "Continuing Director" shall mean a director if he or she was a member of the Board of Directors as of the date hereof and any successor of a Continuing Director or director filling a newly created position on the Board of Directors who is elected or nominated to succeed a Continuing Director or to fill such newly created position by a majority of Continuing Directors then on the Board.

          (iv) "Person" shall mean any individual, firm, partnership, corporation, trust, estate, association, group (as such term is used in Rule 13d-5 under the Exchange Act) or other entity, and any two or more of the foregoing acting in concert or pursuant to an agreement, arrangement, or understanding for the purpose of acquiring,

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                 holding, voting or disposing of capital stock of
                 the Company, and shall include any successor (by merger or otherwise) of such entity.

          (v) "Voting Shares" shall mean (i) shares of the Company's $1 par value common stock, and (ii) any other share of capital stock of the Company entitled to vote generally in the election of directors or entitled to vote in respect of any merger, consolidation, sale of all or substantially all of the Company's assets, liquidation, dissolution or winding up. References to a percentage or portion of the outstanding Voting Shares shall be deemed a reference to the percentage or portion of the total votes entitled to be cast by the holders of the outstanding Voting Shares.

          (vi) "Termination for Cause" shall mean termination of the Participant's employment by the Company solely by reason of one or more of:

                 (1) an act by the Participant constituting a felony, and resulting in a conviction, and resulting or intended to result directly or indirectly in substantial gain or personal enrichment at the expense of the Company or any of its affiliated corporations, or

                 (2) the Participant's willful and deliberate engagement in an act of gross misconduct that results in demonstrably material and irreparable injury to the Company or any of its affiliated corporations, and which was demonstrably

                      (A)  due in bad faith and

                      (B) without a reasonable belief that such act was in the best interests of the Company, or

                 (3) the Participant's willful, deliberate and continued failure substantially to perform the Participant's duties to the Company, which is demonstrably committed

                      (A)  in bad faith,

                      (B) without a reasonable belief that any such breach of duties is in the best interests of the Company, and

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                    (C)  which is not remedied within three months, after the
                         written demand notice referred to below.

                    In the event a Termination for Cause is believed to be justified, then a written notice thereof shall be delivered to the Participant by the Company's chief executive officer (or by the Company's Board of Directors if the Participant is the chief executive officer) which specifically and in detail identifies and explains the manner in which it is believed that the Participant has performed an act which justifies a Termination for Cause.

          (vii) "Voluntary Termination" is the voluntary termination of employment by the Participant not constituting a Constructive Termination.

                 "Constructive Termination" means any of the following events unless it occurs with the Participant's express prior written consent or in connection with the termination of the Participant's employment for Disability, Retirement or Termination for Cause.

                 (For these purposes, "Retirement" means a retirement on or after the Participant's reaching the age of age 65.)

                 A. Any significant change in the Participant's position,
                    duties, titles, offices, responsibilities and status with the Company as such existed immediately prior to a Change in Control or the assignment to the Participant by the Company of any duties inconsistent therewith, or in derogation thereof.

                 B. A reduction within twenty-four (24) months after the
                    occurrence of a Change in Control in the Participant's base salary as in effect on the date of the Change in Control, or the Company's failure to increase the Participant's base salary after a Change in Control at a rate which is substantially similar to the average increase in base salary effected during the preceding twelve (12) months for those executives of the Company who are in the same compensation category as the Participant;

                 C. Any failure by the Company to continue in effect any benefit plan or arrangement or any material fringe benefit in which the Participant was participating immediately prior to a Change in Control, or to substitute and continue other plans

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                    providing the Participant with substantially similar
                    benefits, or any action by the Company that would adversely affect the Participant's participation in or materially reduce the Participant's benefits under any such benefit plan or arrangement or deprive the Participant of any material fringe benefit enjoyed by the Participant at the time of the Change in Control;

               D. Any failure by the Company to continue in effect any incentive plan or arrangement, such as but not limited to the Plan, in which the Participant is participating at the time of a Change in Control, or to substitute and continue other plans or arrangements providing the Participant with substantially similar benefits, or the taking of any action by the Company that would adversely affect the Participant's participation in any such incentive plan or reduce the Participant's benefits under any such incentive plan in an amount which is not substantially similar, on a percentage basis, to the average percentage reduction of benefits under any such incentive plan effected during the preceding twelve
                    (12) months for all officers of the Company participating in any such incentive plan;

               E. The Participant's relocation to any place other than the location at which the Participant performed the Executive's duties prior to a Change in Control; or

               F. Any material breach by the Company of any provision of this Plan."

3.   In all other respects, the Plan is hereby ratified, confirmed and approved.

     IN WITNESS WHEREOF, Rohr, Inc., has caused its duly authorized officer to execute this Amendment on the 7th day of June 1996.

                                    ROHR, INC.



                                    By: /s/ R.W. MADSEN
                                       -------------------------------
                                       R. W. Madsen
                                       Vice President, General Counsel
                                       and Secretary

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